SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

August 12, 2004

HOLMES HERBS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31129	88-0412635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

4400 North Scottsdale Rd., #9-197, Scottsdale, Arizona 85251

(Address of principal executive offices and Zip Code)

(480) 205-6273

(Registrant's telephone number, including area code)

ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

David E. Coffey, CPA (the  "Former Accountant") has resigned and been replaced as principal independent accountant of Holmes Herbs, Inc. (the "Company") on April 1, 2004.

The Company has engaged Kyle Tingle, CPA as its principal independent accountant effective April 1, 2004.  The Company did not consult the new accountant with respect to any of the matters described in Item 304 (a)(2) of Regulation S-B.

The decision to change principal independent accountant has been approved by the Company’s board of directors.

In connection with the audits of the years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through March 31, 2004, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused him to make reference thereto in his report on the financial statements for such periods.

In connection with the audits of the years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through to March 31, 2004, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B)(1) through (3) of Item 304 of Regulation S-B.

The Company has provided the Former Accountant with a copy of the foregoing disclosures and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Not applicable.

Exhibits

16. Letter from David Coffey dated August 12, 2004 agreeing with disclosures in the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 12, 2004

Holmes Herbs, Inc.

/s/ John F. Metcalfe

By:  John F. Metcalfe

President and Director

David E. Coffey   6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103

___________________________________________________________________________________________

Certified Public Accountant         Phone (702) 871-3979 FAX (702) 871-6769

August 12, 2004.

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

WASHINGTON, DC 20549

Dear Sir or Madam:

Re:   Holmes Herbs Inc.

         File No.  000-31129

We have read item 4 of the Form 8-K of Holmes Herbs Inc. dated August 12, 2004. and agree with the statements concerning our Firm contained therein.

Yours very truly,

/signed/

 David E. Coffey

CHARTERED ACCOUNTANT